EXHIBIT 10.1

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (this “Agreement”), dated as of June 22, 2024, is entered into by and among Airship AI Holdings, Inc., a Delaware corporation (the “Company”), Airship AI, Inc., a Washington corporation (“Airship AI”), JDL Digital Systems, Inc., a Washington corporation (“JDL”), Zeppelin Worldwide LLC, a Delaware limited liability company (“Zeppelin Delaware”), and Zeppelin Taiwan Ltd. a Taiwan corporation (“Zeppelin Taiwan,” along with the Company, Airship AI, JDL and Zeppelin Delaware, each an “Obligor” and collectively the “Obligors”) and Victor Huang (“Huang”) and Derek Xu (“Xu”, along with Huang each a “Subordinated Party” and collectively the “Subordinated Parties”), and Platinum Capital Partners Inc., a British Virgin Islands company (the “Purchaser”). Each of the foregoing shall be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Note or, if not defined in the Note, the Convertible Note Purchase Agreement (as defined below).

WHEREAS, reference is made to (i) that Convertible Note Purchase Agreement dated June 22, 2023, as amended February 2, 2024 (the “Purchase Agreement”), by and among the Company and the Purchaser, (ii) that US$2,000,000.00 aggregate principal amount Amended and Restated Senior Secured Convertible Promissory Note dated February 2, 2024, issued by the Company to the Purchaser pursuant to the Purchase Agreement (the “Note”), (iii) that Amended and Restated Security Agreement dated February 2, 2024 by and between the Company, among others, and the Purchaser to secure the obligations of the Company under the Note (the “Security Agreement”), (iv) the Amended and Restated Guaranty dated February 2, 2024 by and among the Obligors and the Purchaser to secure the obligations of the Company under the Note (the “Guaranty”), and (v) the Amended and Restated Subordination Agreement dated February 2, 2024 by and among the Subordinated Parties, the Obligors and the Purchaser to subordinate certain obligations of the Company to the Company’s obligations under the Note (the “Subordination Agreement”, which along with the Purchase Agreement, the Note, the Security Agreement and the Guaranty are referred to as the “Transaction Documents”);

WHEREAS, the Maturity Date, as defined in the Note, is currently June 22, 2024;

WHEREAS, the Company and the Purchaser desire to extend the Maturity Date, as defined in the Note, to June 22, 2025;

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Acknowledgments and Agreements.

(a) Transaction Documents. The Obligors and the Subordinated Parties acknowledge and agree that each of the Transaction Documents is valid and enforceable in every respect and that all of the terms and conditions thereof are legally binding upon each of the Obligors and the Subordinated Parties party thereto and are hereby reaffirmed and ratified.

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(b) Deliverables by the Company. Simultaneous herewith, the Company shall

(i) as additional consideration for the Purchaser entering into this Agreement, promptly issue, and cause the Company’s transfer agent to issue, to the Purchaser 232,360 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), as follows:

(A) In satisfaction of paying the accrued interest on the Note through June 22, 2024, 45,000 Shares;

(B) In satisfaction of paying the 10% maturity payment, as provided in the Note, 75,000 Shares (the “Maturity Shares”); and

(C) In lieu of paying interest during the one year extension, 112,360 Shares (the “Capitalized Interest Shares”) as provided in the Amendment to Note (as defined herein).

(ii) execute and deliver to the Purchaser the Amendment to the Amended and Restated Senior Secured Convertible Promissory Note, in the form of which is annexed hereto as Exhibit A; (the “Amendment to Note”);

(iii) execute and deliver to the Purchaser the Registration Rights Agreement, in the form of which is annexed hereto as Exhibit B;(the “Registration Rights Agreement” which along with this Agreement and the Amendment to Note, the “Extension Documents”); and

(iv) provide such additional documents and instruments that the Purchaser shall reasonably request to effect the transactions contemplated hereby.

(b) Deliverables by the Purchaser. Simultaneous herewith, the Purchaser shall:

(i) execute and deliver to the Purchaser the Amendment to Note;

(ii) execute and deliver to the Purchaser the Registration Rights Agreement; and

(iii) provide such additional documents and instruments that the Company shall reasonably request to effect the transactions contemplated hereby.

(c) Limitation on Extension. The Purchaser shall not have any obligation to further extend the Maturity Date, or enter into any waiver, forbearance, amendment or agreement, and the Purchaser’s agreement to permit any such extension, or enter into any waiver, forbearance, amendment or agreement shall be subject to the sole and absolute discretion of the Purchaser. Any agreement by the Purchaser to further extend the Maturity Date, or enter into any waiver, forbearance, amendment or agreement, must be set forth in writing and signed by a duly authorized signatory of the Purchaser. Each Obligor acknowledges that the Purchaser has not made any assurances concerning any possibility of a further extend the Maturity Date or the entering into of any waiver, forbearance, amendment or agreement.

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(d) No Effect on Conversion Rights. Each of the Obligors acknowledges and agrees that nothing herein shall alter, amend, modify or extinguish the Purchaser’s rights pursuant to the Note to convert all or any part of the outstanding Obligations. The term “Obligations” shall mean those “Secured Obligations” as defined in the Security Agreement, as amended hereby.

2. Representations and Warranties of the Company and the other Obligors. Each Obligor hereby represents and warrants to the Purchaser (which representations and warranties are continuing and shall survive the execution and delivery hereof) the following:

(a) The execution, delivery and performance of this Agreement, the other Extension Documents and the other documents and instruments referenced herein by each of the Obligors is within such Obligors’ corporate or other powers, has been duly authorized by all necessary corporate or other organizational action, duly executed and delivered by it and constitutes a legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The execution, delivery and performance of this Agreement the other Extension Documents and the other documents and instruments referenced herein by each of the Obligors do not (i) contravene the terms of any of the Obligors’ organizational documents, or conflict with or result in any breach or contravention of, the creation of any lien under, or require any payment to be made under (A) any document evidencing indebtedness or other obligations to which such Obligor is a party or affecting any Obligors or the properties of any Obligors, or (B) any order, injunction, writ or decree of any governmental entity or any arbitral award to which any of the Obligors or its property is subject, or (ii) violate any law or regulation to which any of the Obligors or its property is subject; or (iii) result in the creation of any lien on any property of any Obligor.

(d) No default under any of the Transaction Documents and no Event of Default under the Note has occurred and is continuing.

(e) The Shares are validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, the Extension Documents, applicable state and federal securities laws, and liens or encumbrances created by or imposed by the Purchaser.

(f) Each of the representations and warranties made by each Obligor contained in the Transaction Documents are true and correct in all material respects (or, to the extent qualified by materiality, in all respects) on the date hereof, both before and after giving effect to this Agreement, with the same effect as though such representations and warranties had been made on and as of the date hereof (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

3. Ratification of Liabilities; No Waiver, etc.

(a) Each Obligor hereby ratifies and reaffirms all of its payment and performance obligations, covenant obligations, indemnification obligations, contingent or otherwise, and all guarantee obligations under this Agreement each Transaction Document, and each Extension Document to which such person is a party, as applicable, and each Obligor hereby ratifies and reaffirms its grant of liens on its assets pursuant to such Transaction Documents to which it is a party as security for the Obligations, as applicable, and confirms and agrees that such liens hereafter secure all of the Obligations, including any Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Note, any other Transaction Document, or any other Extension Document and that the Purchaser is and shall be entitled to all of the rights remedies and benefits provided for in the Transaction Documents and the Extension Documents.

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(b) Each Obligor (i) acknowledges receipt of a copy of this Agreement and all other agreements, documents and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same without prejudice to any Obligor’s liability pursuant to any of the Transaction Documents, as applicable, (iii) agrees and acknowledges that each of the Transaction Documents (and the Obligations thereunder) remain(s) in full force and effect, as modified hereby, that such Obligor’s obligations thereunder are without defense, setoff, claim or counterclaim, and that each of the Transaction Documents is hereby ratified and confirmed, and (iv) ratifies and reaffirms each waiver of such Obligor set forth in the Transaction Documents to which it is a party.

(c) Each Subordinated Party (i) acknowledges receipt of a copy of this Agreement and all other agreements, documents and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same without prejudice to any Subordinated Party’s obligations pursuant to any of the Transaction Documents to which such Subordinated Party is a party, and (iii) agrees and acknowledges that each of the Transaction Documents to which such Subordinated Party is a party remain(s) in full force and effect, as modified hereby, and that each of such Transaction Documents is hereby ratified and confirmed.

4. Reference To and Effect upon the Transaction Documents.

(a) Except as expressly provided herein, all terms, conditions, covenants, representations and warranties contained in the Transaction Documents, and all rights of the Purchaser, shall remain in full force and effect. In addition, all of the Obligations remain in full force and effect. Each Obligor hereby confirms that it has no right of setoff, recoupment or other offset with respect to any of the Obligations.

(b) The effectiveness of this Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations, or any other defaults under any of the Transaction Documents or any Events of Default under the Note, (ii) amend, modify, prejudice or operate as a waiver of any provision of any Transaction Documents or, except as expressly set forth herein, any right, remedy, power or privilege of the Purchaser, or (iii) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. The Purchaser reserves all of its rights, remedies, powers and privileges under the Note, as amended, the other Transaction Documents, applicable law and/or equity. All of the provisions of the Note, as amended, and the other Transaction Documents are hereby reiterated, and if ever waived, are hereby reinstated.

(c) This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Note, as amended, or any other Transaction Document.

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5. Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

6. Further Assurances. Each Obligor agrees to take all further actions and execute all further documents as the Purchaser may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

7. Notices. All notices or other communications required or permitted hereunder shall be governed by Section 6.5 of the Purchase Agreement.

8. Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

9. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Note, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court.

10. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE OTHER EXTENSION DOCUMENTS, THE SHARES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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11. No Third Party Beneficiaries. No person other than the Parties hereto and their permitted successors and assigns, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights are hereby expressly disclaimed.

12. Entire Agreement. This Agreement, the Note, the Extension Documents and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

13. Expenses. Simultaneous herewith, as previously agreed, the Company shall pay the reasonable fees and expenses of Archer & Greiner, P.C., the counsel for the Purchaser, for, among other matters, the costs and expenses for this Agreement, in the amount of $10,000 (the “Fees”). If not paid, such Fees shall be included in Secured Obligations under the Security Agreement.

14. Disclosure of Transaction. On or before 5:30 p.m., New York time, on June 24, 2024, the Company shall file a Current Report on Form 8-K describing all the material terms of this Agreement in the form required by the Exchange Act and attaching this Agreement (including all attachments, the “8-K Filing”).

15. Counterparts; Electronic Signature. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Extension Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PLATINUM CAPITAL PARTNERS INC.

By:	/s/ Harris Stasis
Name:	Harris Stasis
Title:	Director

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remainder of page intentionally left blank]

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[signature page to Extension Agreement - continued]

AIRSHIP AI HOLDINGS, INC.

By:	/s/ Victor Huang
Name:	Victor Huang
Title:	Chief Executive Officer

AIRSHIP AI, INC.

By:	/s/ Victor Huang
Name:	Victor Huang
Title:	President / Chief Executive Officer

JDL DIGITAL SYSTEMS, INC.

By:	/s/ Victor Huang
Name:	Victor Huang
Title:	President / Chief Executive Officer

ZEPPELIN WORLDWIDE LLC

By:	/s/ Victor Huang
Name:	Victor Huang
Title:	President / Chief Executive Officer

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[signature page to Extension Agreement - continued]

ZEPPELIN TAIWAN LTD.

By:	/s/ Victor Huang
Name:	Victor Huang
Title:	President / Chief Executive Officer

Individually: /s/ Victor Huang
Name: Victor Huang

/s/ Derek Xu
Name: Derek Xu

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EXHIBIT A

AMENDMENT TO THE AMENDED AND RESTATED

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment to the Amended and Restated Senior Secured Convertible Promissory Note (the “Amendment”) is executed as of June 22, 2024 (the “Effective Date”) by and among Airship AI Holdings, Inc., a Delaware corporation (the “Company”) and Platinum Capital Partners Inc., a British Virgin Islands company (the “Purchaser”).

WHEREAS, on February 2, 2024, the Company issued to the Purchaser that certain US$2,000,000.00 aggregate principal amount Senior Secured Convertible Promissory Note (the “Note”).

WHEREAS, the Company and the Purchaser desire to extend the Note’s Maturity Date;

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendment to the Note.

(a) The first sentence of Section 1(a) is hereby replaced with the following:

“Interest shall accrue on the principal outstanding from time to time, commencing from the Issue Date of this Note and continuing until repayment of this Note in full, at a rate equal to six percent (6.0%) per annum; provided, however, that, as long as no Event of Default has occurred, interest shall accrue until June 22, 2024; provided, further, if an Event of Default occurs, then interest shall accrue at the Default Interest rate on the outstanding principal amount commencing the date of the Event of Default and continuing until repayment of this Note in full.”

(b) The last sentence of Section 2(a) is hereby replaced with the following:

“The “Maturity Date” shall mean June 22, 2025.”

2. Limited Effect. Except as amended hereby, the Note shall remain in full force and effect, and the valid and binding obligation of the parties thereto.

3. Counterparts; Electronic Signature. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto, have caused this Amendment to Senior Secured Convertible Promissory Note to be duly executed and delivered as of the date first written above.

AIRSHIP AI HOLDINGS, INC.
By:	/s/ Victor Huang
Name:	Victor Huang
Title:	Chief Executive Officer

[remainder of page intentionally left blank]

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[signature page to Amendment to Senior Secured Convertible Promissory Note]

Accepted and agreed:

PLATINUM CAPITAL PARTNERS INC.

By:	/s/ Harris Stasis
Name:	Harris Stasis
Title:	Director

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EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 22, 2024, by and among Airship AI Holdings, Inc., a Delaware corporation (the “Company”), and Platinum Capital Partners Inc., a British Virgin Islands company (the “Purchaser”). Each of the foregoing shall be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, this Agreement is being executed and delivered pursuant to the Extension Agreement dated June 22, 2024 (the “Extension Agreement”) by and among the Company and the Purchaser, et al;

WHEREAS, pursuant to the Extension Agreement, the Company has issued, or is issuing simultaneous therewith, to the Purchaser 187,360 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), comprised of the Maturity Shares and the Capitalized Interest Shares, each as defined in the Extension Agreement;

WHEREAS, subject to the terms and conditions of the Extension Agreement, the Company has agreed to grant the Purchaser the piggyback registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Registration Rights.

1.1 Definitions. For purposes of Agreement:

(a) “Register,” “registered,” and ”registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (“Securities Act”), and the declaration or ordering of effectiveness of such registration statement.

(b) “Registrable Securities” means: (a) the Shares, and (b) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, all such shares of Common Stock described in clause (a).

(c) “Holder” or ”Holders” means any person or persons owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement.

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(d) “SEC” means the United States Securities and Exchange Commission.

1.2 Piggyback Registrations.

(a) Piggyback Registrations. The Company will notify all Holders of Registrable Securities in writing at least ten (10) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder will, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice will inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company will so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.2 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

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(c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.2 (excluding underwriters’ and brokers’ discounts and commissions), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company will be borne by the Company.

1.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company will, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty days (180) days;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed, as a condition to the Company’s obligations under this clause (e), each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement);

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

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(g) furnish, at the request of any Holder requesting registration of Registrable Securities, on the date such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.4 Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 hereof that the selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as will be required to timely effect the registration of their Registrable Securities.

1.5 Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 1.2 hereof:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a ”Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

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(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the indemnity agreement contained in this Subsection 1.6(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such registration statement by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for inclusion in such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the indemnity agreement contained in this Subsection 1.6(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, the total amounts payable in indemnity by a Holder under this Subsection 1.6(b) in respect of any Violation will not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

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(c) Notice. Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability it may have to any indemnified party otherwise than under this Section 1.6.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 1.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact this Section 1.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival. The obligations of the Company and Holders under this Section 1.6 will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

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1.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) as long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

1.8 Termination of the Company’s Obligations. The Company will have no obligations pursuant to Section 1.2 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold without restriction or registration under the Securities Act pursuant to Rule 144 under the Securities Act.

1.9 Most Favored Nations. To the extent that the Company, on or after the date hereof, grants any superior or more favorable rights or terms to any person with respect to the rights granted hereunder and terms provided herein than those provided to the Holders of Registrable Securities as set forth herein, any such superior or more favorable rights or terms shall also be deemed to have been granted simultaneously to the Holders of Registrable Securities, and the Company shall promptly prepare and execute such documents to reflect and provide such Holders with the benefit of such superior or more favorable rights and/or terms with respect to their Registrable Securities.

2. Put Right.

2.1 Right to Sell. Subject to the terms and conditions of this Agreement, for a period commencing on December 22, 2024 and ending at the close of business on December 22, 2025 (the “Put Exercise Period”), each Holder shall have a one-time right (the “Put Right”), but not the obligation, to cause the Company to purchase all or a portion of the Holder’s Shares at $2.27518 per Share (as adjusted for stock splits and stock dividends) (the “Put Price”).

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2.2 Procedures.

(a) If a Holder desires to sell any of the Holder’s Shares pursuant to Section 2.1, such Holder shall deliver to the Company a written, unconditional and irrevocable notice (the “Put Exercise Notice”) exercising the Put Right and specifying the number of Shares to be sold (the “Put Shares”) by such Holder.

(b) By delivering the Put Exercise Notice, such Holder represents and warrants to the Company that (i) such Holder has full right, title and interest in and to the Shares, (ii) such Holder has all the necessary power and authority and has taken all necessary action to sell such Shares as contemplated by this Section 2, and (iii) the Shares are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement.

(c) The closing of any sale of Shares pursuant to this Section 2 shall take place no later than twenty (20) days following receipt by the Company of the Put Exercise Notice. The Company shall give such Holder at least five (5) days’ written notice of the date of closing (the “Put Right Closing Date”). The Company will pay the Put Price for the Shares by wire transfer of immediately available funds on the Put Right Closing Date.

(d) In the event such Holder does not deliver a Put Exercise Notice to the Company during the Put Exercise Period, any rights provided to such Holder to require the Company to purchase the Shares pursuant to this Section 2 shall terminate and be of no further force or effect.

2.3 Cooperation. The Company and such Holder each shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 2, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

3. Assignment and Amendment.

3.1 Assignment. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 1 and put rights under Section 2 may be assigned only to (a) a party who acquires at least five thousand (5,000) shares of Registrable Securities or (b)(i) a shareholder, partner, member, or beneficiary of such Holder; (ii) a spouse, child, parent or beneficiary of the estate of such Holder or (iii) a trust for the benefit of the persons set forth in (i) or (ii); provided, however, no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name, address and tax identification number of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further any such assignee will receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 3.

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3.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders holding shares of Registrable Securities representing a majority of all Registrable Securities. Any amendment or waiver effected in accordance with this Section 3.2 will be binding upon each Holder, each permitted successor or assignee of such Holder and the Company.

4. GENERAL PROVISIONS.

4.1 Notices. All notices or other communications required or permitted hereunder shall be governed by Section 6.5 of the Purchase Agreement (as defined in the Extension Agreement).

4.2 Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

4.3 Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

4.4 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Note, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court.

4.5 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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4.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement will be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

4.7 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

4.8 Successors and Assigns. Subject to the provisions of Section 3, the provisions of this Agreement will inure to the benefit of, and will be binding upon, the successors and permitted assigns of the parties hereto.

4.9 Costs and Attorneys’ Fees. In the event any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party will recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

4.10 Adjustments for Stock Splits and Certain Other Changes. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of such Common Stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect on the outstanding shares of such Common Stock by such subdivision, combination or stock dividend.

4.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

AIRSHIP AI HOLDINGS, INC.
By:	/s/ Victor Huang
Name:	Victor Huang
Title:	Chief Executive Officer

PLATINUM CAPITAL PARTNERS INC.

By:	/s/ Harris Stasis
Name:	Harris Stasis
Title:	Director

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